UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 16, 2007 (November 14, 2007)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Avenue, Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On November 14, 2007, Crimson Exploration Inc. issued a press release announcing financial results for the third quarter ended September 30, 2007. The press release is included in this report as Exhibit 99.1.

The information contained in Exhibit 99.1 is incorporated herein by reference. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number	Description
Exhibit 99.1	Press Release dated November 14, 2007 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION, INC.

Date:	November 16, 2007	/s/ E. Joseph Grady

E. Joseph Grady

Chief Financial Officer and

Senior Vice President

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Press Release dated November 14, 2007

Exhibit 99.1

Crimson Exploration Inc. Announces Record Third Quarter 2007 Financial Results

Houston, TX – (BUSINESS WIRE) – November 14, 2007 - Crimson Exploration Inc. (OTCBB: CXPO - News) today announced financial results for the third quarter 2007 and YTD period to supplement its operating results press release from November 5th.

Highlights

•	Achieved record average production of 50,320 Mcfe/day of natural gas equivalents for the third quarter of 2007, compared to an average daily rate of 7,552 Mcfe/day in the third quarter of 2006.
•	Third quarter 2007 total operating revenues were up 578% to $38.0 million versus the prior year quarter amount of $5.6 million.
•	EBITDA in the third quarter 2007 rose over 1,200% to $28.0 million versus $2.1 million in the third quarter of 2006.
•	LOE per unit of production decreased nearly 56% to $1.42/Mcfe versus $3.23/Mcfe in 3Q:06.
•	Similarly, cash G&A expenses per unit of production decreased over 63% to $0.59/Mcfe from $1.62/Mcfe in 3Q:06.

Summary Financial Results

Total operating revenues for the third quarter 2007 were $38.0 million compared to $5.6 million in the prior year quarter. For the first nine months of 2007, total operating revenues were $69.2 million compared to $16.0 million for the first nine months of 2006. Increases for both the quarter and nine month period were due to the higher overall production impact from the acquisition of certain oil and natural gas properties and related assets in the South Texas and Gulf Coast areas of Louisiana and Texas (“the STGC Properties”) in May 2007.

Production for the third quarter 2007 was 4,629,441 Mcfe of natural gas equivalents, or 50,320 Mcfe per day, compared with production of 694,793 Mcfe, or 7,552 Mcfe per day, in the third quarter 2006. Production for the first nine months 2007 was 8,462,800 Mcfe of natural gas equivalents, or 30,999 Mcfe per day, compared with production of 1,924,443 Mcfe, or 7,049 Mcfe per day, in the first nine months of 2006.

Average realized prices in the third quarter 2007 (including the effects of realized gains/losses on our commodity price hedges) were $66.47 per barrel of oil, $7.60 per Mcf of natural gas, and $45.17 per barrel of natural gas liquids, or $7.11 on a Mcfe basis. For the third quarter 2006, average realized prices were $61.01 per barrel of oil and $6.72 per Mcf of natural gas. Average realized prices for the first nine months of 2007 were $64.61 per barrel of oil, $7.57 per Mcf of natural gas, and $44.71 per barrel of natural gas liquids, or $7.39 on a Mcfe basis. For the first nine months of 2006, average realized prices were $65.43 per barrel of oil, and $6.96 per Mcf of natural gas.

Total Operating Expenses for the third quarter 2007 were $22.3 million compared to $5.7 million in the third quarter of 2006. Of the $16.6 million increase in total operating expenses, field operating expenses were up approximately $4.3 million and depreciation, depletion and amortization increased by $10.6 million; both increases primarily due to the addition of the STGC Properties. Also contributing to the increase in total operating expenses for the quarter was a $1.7 million increase in general and administrative costs related to the increase in the size of the company after the STGC acquisition. Exploration expense increased by $0.6 million versus the third quarter of 2006, primarily due to $0.5 million in dry hole expense. For the first nine months 2007, total operating expenses were $44.2 million compared to $14.6 million in the first nine months of 2006, with increases similar in type and proportion to those reported for the quarter.

Other Income (Expense) was a net negative $5.7 million for the third quarter 2007 compared to a net positive of $4.3 million in the third quarter 2006. This increase in expense was primarily due to $6.0 million in interest expense associated with our outstanding debt from the acquisition of the STGC Properties, offset slightly by the $0.6 million increase in the mark-to-market valuation on our derivative instruments.

Cash flow from operations for the first nine months of 2007, exclusive of changes in working capital, was $39.5 million, a $32.7 million increase over the $6.8 million reported for the first nine months of 2006.

Net income for the third quarter 2007 was $6.2 million compared to $2.6 million for the third quarter of 2006. For both the quarter and year-to-date periods, the increase resulted from the increase in he results of operations from the STGC properties, offset in part by the increase in interest expense and the non-cash change in the mark-to-market value of our commodity hedge contracts.

Selected Financial and Operating Data

The following table reflects certain comparative financial and operating data for the three and nine month periods ended September 30, 2007 and 2006:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006	%	2007	2006	%
Total Volumes Sold:
Crude oil (barrels)	129,824	45,484	185%	261,117	136,517	91%
Natural gas (Mcf)	3,196,683	421,889	658%	6,032,848	1,105,341	446%
Natural gas liquids (barrels)	108,969	—	NA	143,875	—	NA
Natural gas equivalents (Mcfe)	4,629,441	694,793	566%	8,462,800	1,924,443	340%

Daily Sales Volumes:
Crude oil (barrels)	1,411	494	186%	956	500	91%
Natural gas (Mcf)	34,747	4,586	658%	22,098	4,049	446%
Natural gas liquids (barrels)	1,184	—	NA	527	—	NA
Natural gas equivalents (Mcfe)	50,320	7,552	566%	30,999	7,049	340%

Daily Sales Volumes (Mcfe) by Area:
Cameron Parish LA	7,708	3,977	94%	5,663	3,536	60%
Texas Onshore	31,733	2,664	1,091%	19,964	2,723	633%
DJ Basin CO	703	873	-19%	688	751	-8%
Other	31	0	NA	41	0	NA
Non-Operated	10,145	38	NA	4,643	39	NA
	50,320	7,552	566%	30,999	7,049	340%

Average oil sales price ($ per bbl):
Average price received in field	$73.97	$67.83	9%	$67.38	$65.43	3%
Realized effects of hedging instruments	(7.50)	(6.82)	-10%	(2.77)	(5.57)	50%
Net realized price, after hedging	$66.47	$61.01	9%	$64.61	$59.86	8%

Average basis differential (NYMEX – WTI)	$(1.72)	$2.32	-174%	$(2.05)	$(2.70)	24%

Average gas sales price ($ per Mcf):
Average price received in field	$6.24	$6.67	-6%	$6.84	$6.96	-2%
Realized effects of hedging instruments	1.36	0.05	NA	0.73	0.01	NA
Net realized price, after hedging	$7.60	$6.72	13%	$7.57	$6.97	9%

Average basis differential (Houston Ship Channel)	$0.24	$0.58		$0.22	$0.31

Average NGL sales price ($ per bbl):
Average price received in field	$45.17	$—	NA	$44.71	$—	NA
Realized effects of hedging instruments	—	—	NA	—	—	NA
Net realized price, after hedging	$45.17	$—	NA	$44.71	$—	NA

Average basis differential (NYMEX – WTI)	$(1.72)	$2.32		$(2.05)	$(2.70)

Selected Costs ($ per Mcfe):
Lease operating expenses	$1.42	$3.23	-56%	$1.61	$2.88	-44%
Depreciation and depletion expense	$2.52	$1.48	70%	$2.44	$1.40	74%
General and administrative expense	$0.82	$3.07	-73%	$1.04	$3.11	-67%
Interest	$1.30	$0.05	2,535%	$1.11	$0.05	2,044%

Cash provided by operating activities,
exclusive of changes in working capital	$22,452,069	$2,090,924	974%	$39,533,476	$6,817,670	480%

Capital expenditures
Leasehold acquisition –proved	$(326,662)	$347,532	$226,548,676	$8,670,217
Leasehold acquisition –unproved	—	—	28,584,129
Exploratory	—	3,478,893	5,668,313	3,842,762
Development	6,232,710	2,337,244	16,801,314	5,982,786
Prospects	7,337,880	—	9,815,973	—
Other	510,362	61,018	1,295,353	137,647
	$13,754,290	$6,224,687	$288,713,758	$18,633,412

Capital expenditures by Area
Cameron Parish LA	$353,806	$1,683,904	$11,259,503	$3,859,239
Texas Onshore	13,246,209	3,931,349	276,117,360	13,384,361
Texas Offshore	—	—	—	—
DJ Basin CO	—	548,416	45,400	1,252,165
Other	154,275	61,018	1,291,495	137,647
	$13,754,290	$6,224,687	$288,713,178	$18,633,412

Earnings per Common Share
Basic	$0.93	$0.51	$1.33	$0.45
Fully Diluted	$0.63	$0.28	$0.95	$0.45

CRIMSON EXPLORATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
	2007	2006
ASSETS
Total current assets	$44,286,849	$4,231,983
Net property and equipment	347,222,668	76,546,892
Total other assets	4,315,823	3,923,847

Total Assets	$395,825,340	$84,702,722

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$39,378,245	$10,932,155
Total non-current liabilities	278,811,983	12,444,784
Total stockholders’ equity	77,635,112	61,325,783

Total Liabilities & Stockholders’ Equity	$395,825,340	$84,702,722

CRIMSON EXPLORATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

OPERATING REVENUES
Oil and gas sales	$37,852,689	$5,609,961	$ 68,980,733	$15,873,521
Operating overhead and other income	155,961	26,218	231,942	82,500
Total Operating Revenues	38,008,650	5,636,179	69,212,675	15,956,021

OPERATING EXPENSES
Lease operating expenses	6,565,045	2,245,161	13,590,821	5,534,562
Exploration expenses	867,582	227,648	1,520,025	287,952
Depreciation, depletion and amortization	11,666,837	1,028,112	20,685,730	2,701,919
Impaired assets	—	—	—	8,036
Asset retirement obligations	131,970	20,994	315,521	62,982
General and administrative	3,786,110	2,129,634	8,771,256	5,994,371
Gain on sale of assets	(681,224)	—	(682,874)	—
Total Operating Expenses	22,336,320	5,651,549	44,200,479	14,589,822

INCOME FROM OPERATIONS	15,672,330	(15,370)	25,012,196	1,366,199

OTHER INCOME (EXPENSE)
Interest expense	(6,001,759)	(34,189)	(9,425,199)	(99,989)
Other financing cost	(351,388)	(50,910)	(1,001,452)	(139,474)
Loss from equity in investments	—	—	—	(1,843)
Unrealized gain (loss) on derivative instruments	618,264	4,343,441	(258,576)	5,620,388
Total Other Income (Expense)	(5,734,883)	4,258,342	(10,685,227)	5,379,082

INCOME BEFORE INCOME TAXES	9,937,446	4,242,972	14,326,969	6,745,281

INCOME TAX EXPENSE	(3,783,592)	(1,635,936)	(5,480,356)	(2,563,571)

NET INCOME	$6,153,855	$2,607,036	$8,846,613	$4,181,710

Non–GAAP Financial Measures

Crimson also presents earnings before interest, taxes, depreciation and amortization (“EBITDA”) and net cash flow from operations, exclusive of working capital items, which consists of net cash provided by operating activities plus the period change in accounts receivable, other current assets and accounts payable and accrued expenses. Management uses these measures to assess the company’s ability to generate cash to fund operations, exploration and development activities. Management interprets trends in these measures in a similar manner as trends in operations, cash flow and liquidity. Neither EBITDA, nor net cash flows from operations, exclusive of working capital items, should be considered as alternatives to net income, income from operations or net cash provided by operational activities as defined by GAAP. The following is a reconciliation of net cash provided by operating activities to net cash flow from operations, exclusive of working capital items and EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net cash provided by operating activities	$38,303,478	$3,065,767	$45,997,639	$8,697,397
Changes in working capital
Accounts receivable	396,782	784,731	20,749,231	111,881
Prepaid expenses	159,502	(57,250)	247,071	70,904
Accounts payable and accrued expenses	(16,407,693)	(1,702,324)	(27,460,462)	(2,062,512)

Net cash flow from operations,
exclusive of working capital items	22,452,069	2,090,924	39,533,479	6,817,670

Interest expense and other financing	6,039,129	57,301	9,606,827	157,722

Other	(520,560)	(54,644)	(542,978)	(40,186)

EBITDA	$27,970,638	$2,093,581	$48,597,328	$6,935,206

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production, revenue and cash flow are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2006 and our subsequent Form 10-Q’s for a further discussion of these risks.

Contact:

Crimson Exploration Inc., Houston, TX
E. Joseph Grady, 713-236-7400
Source:	Crimson Exploration Inc.